UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 11, 2008
___________

PURPLE BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-52450	01-0670370
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

450 East Las Olas Blvd., Suite 830
Fort Lauderdale, Florida 33301
______________________________________________________________________
(Address of Principal Executive Offices)

(954) 462-8757

(Issuer Telephone number)

______________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement.
On March 11, 2008, we entered into a short-term promissory note in favor of one of our stockholders, GRQ Consultants, Inc., a Florida corporation, in the principal amount of $1,000,000. Interest accrues on the unpaid principal amount at the rate of five percent per annum. Principal and all accrued interest is due on the sooner of April 25, 2008, or our receipt of more than $1,000,000 in funds resulting from the exercise of certain warrants held by certain of our stockholders, each of whom having purchased units consisting of shares of our common stock and common stock purchase warrants in December of 2007. Effective March 11, 2007, we offered said persons a temporary reduction in the exercise price of up to 50% of such warrants. As of the date of this Current Report, we have not closed the temporary time period for such reduction in the exercise price of such warrants. When we do so, we will file another Current Report on Form 8-K. The short-term promissory note has been attached hereto as Exhibit 10.1.

SECTION 2 - Financial Information

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

See Item 1.01 for a description of the short-term promissory note in favor GRQ Consultants, Inc.

SECTION 9 - Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.1	Note dated March 11, 2008, by the Company in favor of GRQ Consultants, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURPLE BEVERAGE COMPANY, INC.

By:	/s/ Theodore farnsworth
Theodore Farnsworth
President, Chief Executive Officer, Secretary, Treasurer, and Director

Date: March 17, 2008